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                                   EXHIBIT 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-10067), (Form S-8 No. 333-07271) and (Form S-8 No. 333-07267)
of Florafax International, Inc. and in the related prospectuses of our report dated October 3, 1997, with respect to the consolidated financial statements of Florafax International, Inc. included in this Annual Report (Form 10-KSB) for the year ended August 31, 1997.

                                                        /s/ Ernst & Young LLP

Tampa, Florida
November 24, 1997





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